Exhibit 5(a)-2
Squire, Sanders & Dempsey L.L.P. 200 South Biscayne Boulevard Suite 4000 Miami, Florida 33131-2398 Office: +1.305.577.7000 Fax: +1.305.577.7001

September 18, 2007
FPL Group, Inc. FPL Group Capital Inc 700 Universe Boulevard Juno Beach, Florida 33408
Ladies and Gentlemen:

        As counsel for FPL Group, Inc., a Florida corporation ("FPL Group"), and FPL Group Capital Inc, a Florida corporation ("FPL Group Capital"), we have participated in the preparation of or reviewed (1) Registration Statement Nos. 333-137120, 333-137120-01, 333-137120-02, 333-137120-03, 333-137120-04, 333-137120-05, 333-137120-06, 333-137120-07 and 333-137120-08, as amended by Post-Effective Amendment No. 1 thereto (the "Registration Statement"), which registration statement, as amended, was filed jointly by FPL Group, FPL Group Capital, Florida Power & Light Company, FPL Group Capital Trust II, FPL Group Capital Trust III, FPL Group Trust I, FPL Group Trust II, Florida Power & Light Company Trust I and Florida Power & Light Company Trust II with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (2) the Base Prospectus dated May 3, 2007 forming a part of the Registration Statement, as supplemented by a prospectus supplement dated September 11, 2007 ("Prospectus Supplement") relating to $350,000,000 aggregate principal amount of Series E Junior Subordinated Debentures due 2067 ("Subordinated Debentures"), issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of September 1, 2006 (the "Subordinated Indenture"), from FPL Group Capital, as issuer, and FPL Group, as guarantor, to The Bank of New York, as Subordinated Trustee (the "Subordinated Trustee"), which Subordinated Debentures are fully and unconditionally guaranteed (the "Subordinated Guarantee") by FPL Group pursuant to and in accordance with the terms of the guarantee of FPL Group endorsed on the Subordinated Debentures, both such Base Prospectus and Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act; (3) the Subordinated Indenture; (4) the corporate proceedings of FPL Group Capital with respect to the Registration Statement, the Subordinated Indenture and the Subordinated Debentures; (5) the corporate proceedings of FPL Group with respect to the Registration Statement and the Subordinated Guarantee endorsed on the Subordinated Debentures; and (6) such other corporate records, certificates and other documents (including a receipt executed on behalf of FPL Group Capital acknowledging receipt of the purchase price for the Subordinated Debentures) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

        Based on the foregoing, we are of the opinion that the Subordinated Debentures and the Subordinated Guarantee, as it relates to the Subordinated Debentures, are legally issued, valid, and binding obligations of FPL Group Capital and FPL Group, respectively, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights and remedies generally and general principles of equity.

        In rendering the foregoing opinion, we have assumed that the certificates representing the Subordinated Debentures conform to specimens examined by us and that the Subordinated Debentures have been duly authenticated by the Subordinated Trustee under the Subordinated Indenture and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

        We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed by FPL Group on or about September 18, 2007, which will be incorporated by reference in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

        We are members of the Florida Bar and this opinion is limited to the laws of the State of Florida and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid Brown Raysman & Steiner LLP, New York, New York. As to all matters of Florida law, Thelen Reid Brown Raysman & Steiner LLP is authorized to rely upon this opinion as if it were addressed to it.

Very truly yours, /s/ Squire, Sanders & Dempsey L.L.P. SQUIRE, SANDERS & DEMPSEY L.L.P.